EXHIBIT 99.1

Equillium Announces Pricing of $30 Million Registered Direct Offering

LA JOLLA, Calif., February 4, 2021 – Equillium, Inc. (Nasdaq: EQ) a clinical-stage biotechnology company developing itolizumab to treat severe autoimmune and inflammatory disorders, today announced that it has entered into a securities purchase agreement with life science institutional investment funds managed by Decheng Capital, to purchase 4,285,710 units (the “Units”) from Equillium, with each Unit consisting of one share of common stock and a warrant to purchase 0.3 of a share of common stock.  The purchase price per Unit is $7.00, priced above the market under Nasdaq rules.  The warrants will have an exercise price of $14.00 per share, will be immediately exercisable, and will expire on the earlier of (i) the fifth anniversary of issuance, or (ii) the 15th calendar date following the date on which Equillium closes a financing raising a minimum of $25 million at a price per share of no less than $25.00.

The gross proceeds from the registered direct offering are expected to be $30.0 million before deducting offering expenses. The Company intends to use the net proceeds to primarily fund the continued development of the itolizumab pipeline, potential acquisitions and development of new products, and for working capital and general corporate purposes. The registered direct offering is expected to close on or about February 5, 2021, subject to the satisfaction of customary closing conditions.

The securities described above are being offered pursuant to a "shelf" registration statement (File No. 333-234683) filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2019 and declared effective on November 25, 2019. Such securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A prospectus supplement and the accompanying prospectus relating to the offering of the securities will be filed with the SEC. Electronic copies of the prospectus supplement and the accompanying prospectus relating to the offering of the securities may be obtained, when available, on the SEC's website at http://www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor there any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Equillium

Equillium is a clinical-stage biotechnology company leveraging deep understanding of immunobiology to develop novel products to treat severe autoimmune and inflammatory disorders with high unmet medical need. Equillium is developing itolizumab for multiple severe immuno-inflammatory diseases, including acute graft-versus-host-disease (aGVHD), lupus/lupus nephritis and uncontrolled asthma. For more information, visit www.equilliumbio.com.

Forward Looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to statements regarding the completion of the registered direct offering, the satisfaction of customary closing conditions related to the registered direct offering and the intended use of net proceeds from the registered direct offering, Equillium’s plans and expected timing for developing itolizumab and potential benefits of itolizumab. Risks that contribute to the uncertain nature of the forward-looking statements include: market and other conditions; Equillium’s ability to execute its plans and strategies; risks related to performing clinical trials;  potential delays in the commencement, enrollment and completion of clinical trials and the reporting of data therefrom; the risk that studies will not be completed as planned; Equillium’s plans and product development, including the initiation and completion of clinical trials and the reporting of data therefrom; whether the results from clinical trials will validate and support the safety and efficacy of itolizumab; and changes in the competitive landscape. These and other risks and uncertainties are described more fully under the caption "Risk Factors" and elsewhere in Equillium's filings and reports with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Equillium undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact

Michael Moore

Vice President, Investor Relations & Corporate Communications

+1-619-302-4431

ir@equilliumbio.com

Media Contact

Katherine Carlyle Smith

Senior Account Associate

Canale Communications

+1-805-907-2497

katherine.smith@canalecomm.com